UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 18, 2022

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway,	Redwood City,	California	94065-1175
(Address of Principal Executive Offices)			(Zip Code)

(650)	628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.

Amendment No. 1 to Credit Agreement

On October 18, 2022, Electronic Arts Inc., a Delaware corporation (the “Company”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent"), entered into that certain Amendment No. 1 (“Amendment No. 1”) to that certain Credit Agreement, dated as of August 29, 2019, by and among the Company, the lenders from time to time party thereto and the Administrative Agent (the "Credit Agreement").

The Amendment No. 1 was entered into for the purposes of removing and replacing LIBOR as a reference rate for loans denominated in Dollars, Pounds Sterlings, euros and Japanese Yen (the "Affected Currencies") under the Revolving Credit Facility. In accordance with Section 2.14 of the Credit Agreement, the Administrative Agent and the Company determined that the LIBO Rate for the Affected Currencies should be replaced with the applicable interest rate benchmark replacement for all purposes under the Credit Agreement and any Loan Document. Under Amendment No. 1, loans in Dollars bear interest, at the Company’s option, at the base rate plus an applicable spread or the Term SOFR Rate plus an applicable spread. Borrowings in currencies other than Dollars will bear interest at a market-standard rate for such currency.

The Revolving Credit Facility continues to terminate on August 29, 2024 (the “Maturity Date”) unless the maturity is extended in accordance with the Credit Agreement. No other material changes were made to the Credit Agreement by Amendment No. 1. No amounts are drawn under the Revolving Credit Facility.

The preceding description of Amendment No. 1 is a summary only and is qualified in its entirety by reference to the Amendment No. 1, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 dated as of October 18, 2022 to the Credit Agreement dated as of August 29, 2019, by and among Electronic Arts Inc., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Amendment No. 1 dated as of October 18, 2022 to the Credit Agreement dated as of August 29, 2019, by and among Electronic Arts Inc., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	October 20, 2022	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Chief Legal Officer and Corporate Secretary